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Exhibit 10.10

AMENDMENT TO
LONG TERM INCENTIVE PLAN

March 31, 2003

        THIS AMENDMENT TO LONG TERM INCENTIVE PLAN (this "Amendment") is effective as set forth above and is made by the Board of Directors of Hispanic Broadcasting Corporation, a Delaware corporation (the "Company"). Each capitalized term that is not defined herein has the meaning given such term in the Long Term Incentive Plan (the "Plan").

W I T N E S S E T H:

        WHEREAS, the Company has previously established the Plan for the benefit of eligible employees, director and other persons;

        WHEREAS, pursuant to Section 12.2 of the Plan, the Board of Directors has the right to make certain amendments to the Plan;

        WHEREAS, the Board of Directors desires to amend the Plan (a) to grant the Board discretion to provide that Awards become fully vested and exercisable in full upon the occurrence of a Change in Control and (b) to provide that each Nonstatutory Option held by the Non-employee Director at the date of the Change in Control may be exercised in whole or in part at any time within three years after the date of the Change in Control or until the expiration of the Nonstatutory Option, whichever is earlier;

        WHEREAS, such amendments are within the scope of the Board's powers;

        NOW, THEREFORE, the Plan is hereby amended as follows:

  1.
  A new Section 10.5 is hereby added to the Plan to read in its entirety as follows:

        "10.5 Acceleration of Awards Upon a Change in Control.    Notwithstanding anything to the contrary in any Award Agreement or the Plan, the Committee shall have the right to provide that any or all outstanding Options shall immediately become fully vested and exercisable in full upon the occurrence of a Change in Control, and that the term of the balance of such award shall continue for a period of time not to exceed the term set forth in the applicable Award Agreement governing such award. If a Change in Control involves a Restructure or occurs in connection with a series of related transactions involving a Restructure and if such Restructure is in the form of a Non Surviving Event and as a part of such Restructure shares of stock, other securities, cash or property shall be issuable or deliverable in exchange for Stock, then the Holder of a Award shall be entitle to purchase or receive (in lieu of the Total Shares that the Holder would otherwise be entitled to purchase or receive), as appropriate for the form of Award, the number of shares of stock, other securities, cash or property to which that number of Total Shares would have been entitled in connection with such Restructure (and, for Options, at any aggregate exercise price equal to the Exercise Price that would have been payable if that number of Total Shares had been purchased on the exercise of the Option immediately before the consummation of the Restructure)."

  2.
  A new Section 5.7 is hereby added to the Plan to read in its entirety as follows:

        "5.7 Expiration of Directors' Awards Upon Change in Control.    Notwithstanding anything contrary in Section 5.4 hereof, if a Non-employee Director ceases to be a member of the Board of Directors due the consummation of a transaction (or series of transactions) that involves a Change in Control, each Nonstatutory Option held by the Non-employee Director at the date of the Change in Control may be exercised in whole or in part at any time within three years after the date of the Change in Control or until the expiration of the Nonstatutory Option, whichever is earlier."

  3.
  Except as stated above, the Plan shall continue to read in its current state.

        IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized officer of the Company as of the date first set forth above.

HISPANIC BROADCASTING CORPORATION a Delaware corporation
By:	/s/ MCHENRY T. TICHENOR, JR. McHenry T. Tichenor, Jr. President and Chief Executive Officer

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  Exhibit 10.10
AMENDMENT TO LONG TERM INCENTIVE PLAN